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                                  EXHIBIT 23.1
                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 (No. 333-60355) and related Prospectus of Apartment Investment and Management Company and AIMCO Properties, L.P. for the registration of Preferred Stock, Class A Common Stock, Partnership Preferred Units and Partnership Common Units, and to the incorporation by reference therein of our reports (i) dated March 6, 1998, except for Note 25, as to which the date is March 17, 1998, with respect to the consolidated financial statements and schedule of Apartment Investment and Management Company included in its Annual Report (Form 10-K/A) for the year ended December 31, 1997; and
(ii) dated March 6, 1998, except for Note 25, as to which the date is March 17, 1998, with respect to the consolidated financial statements and schedule of AIMCO Properties, L.P. included in its Registration Statement on Form 10, all filed with the Securities and Exchange Commission.



                                            /s/ ERNST & YOUNG LLP


                                            ERNST & YOUNG LLP



Denver, Colorado


September 14, 1998